EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-35357 of Giant Industries, Inc. on Form S-8 of our reports dated March 2, 1998 and March 27, 1998 appearing in the Annual Report on Form 10-K of Giant Industries, Inc. for the year ended December 31,
1997 and in the Annual Report on Form 11-K of Giant Industries, Inc.
for the year ended December 31, 1997, respectively.





DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 27, 1998